Exhibit 32.1

Certification Pursuant To Section 906

of the Sarbanes-Oxley Act of 2002

We hereby certify that the accompanying Quarterly Report of Quanex Building Products Corporation on Form 10-Q for the quarter ended July 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Quanex Building Products Corporation.

August 30, 2011

/s/ David D. Petratis	/s/ Brent L. Korb
David D. Petratis Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	Brent L. Korb Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer)